Exhibit 99.1

FLUIDIGM REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER 2011

Q2 Total Revenue, Product Revenue, and Product Margin Achieve Record Levels

SOUTH SAN FRANCISCO, Calif. – August 9, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the second quarter ended June 30, 2011. Total revenue for the second quarter of 2011 was $10.6 million, an increase of 32% from $8.0 million in the second quarter of 2010. Product revenue for the second quarter of 2011 was $9.7 million, an increase of 30% from $7.5 million in the second quarter of 2010. Product margin in the second quarter of 2011 increased to 69% compared to 61% in the second quarter of 2010.

Net loss for the second quarter of 2011 was $7.2 million, including a one time charge of $3.0 million related to a litigation settlement and intellectual property licensing agreements with Life Technologies Corporation. In addition, during the quarter Fluidigm entered into a license with Caliper Life Sciences for its existing microfluidic patent portfolio. The Q2 2011 net loss compares to a $4.8 million net loss in the second quarter of 2010. Non-GAAP net loss for the second quarter of 2011 was $2.9 million as compared to $3.4 million for the second quarter of 2010. Non-GAAP net loss excludes stock-based compensation expense, one time charges and certain other charges (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“In the second quarter, we achieved all time highs by delivering record total revenues, product revenues, and product margins,” said Gajus Worthington, Fluidigm president and chief executive officer. “I am really pleased with our performance during our first full quarter after our initial public offering. As we indicated at the time of the IPO, we offer innovative, high value products that make significant contributions to the life science industry; we have targeted market segments which we believe are slated to grow strongly; and we have assembled a strong and dedicated team. For Fluidigm to succeed, we need to focus and grow our commercial efforts. I believe our second quarter results demonstrate our strong performance in all of these areas and substantial progress toward achieving our long-term objectives,” Worthington concluded.

Financial Highlights and Analysis

•

Revenue growth in the second quarter of 2011, compared to the prior year, benefited from strong BioMark™ and Access Array™ instrument growth. For the second quarter of 2011, both instruments and consumables revenue grew 30% year-on-year.

•	Instrument/consumable mix was 66% and 34%, respectively, for the second quarter of 2011.

•

Product margin increased to 69% in the second quarter of 2011 from 61% in the second quarter of 2010, primarily due to lower instrument costs, higher ASPs, higher utilization of chip manufacturing capacity, and improved chip yields.

•	Research and development expense was $3.4 million in the second quarter of 2011, comparable to the $3.4 million expense in the second quarter of 2010.

•	Selling, general and administrative expense was $7.8 million in the second quarter of 2011, comparable to $5.9 million in the second quarter of 2010.

•

Litigation settlement expense was $3.0 million, fully attributable to a one time net payment to Life Technologies and their subsidiary, Applied Biosystems, LLC, to settle certain litigation and enter into a series of patent license agreements.

•

Fluidigm ended the second quarter of 2011 with $64.3 million in cash, cash equivalents and available-for-sale securities, compared to $77.7 million at the beginning of the quarter. The decrease in cash was impacted by several significant one time payments during the quarter, including the payments for expenses associated with Fluidigm’s successful IPO in February, payments related to the Life Technologies and Caliper agreements, and associated legal expenses.

Business Highlights Since Fluidigm’s Last Earnings Release

•

During the quarter, the Company added Paul Steinberg, senior vice president, Commercial Operations, to its executive team. Paul is a seasoned executive from Thermo Fisher Scientific and brings additional commercial leadership capability to Fluidigm.

•

Fluidigm announced a collaboration with BD Biosciences, a segment of BD (Becton, Dickinson and Company), to co-promote a combined workflow via a public seminar series. The workflow enables phenotypic (cell surface) measurements and gene expression measurements from the same individual cells. The seminar series, entitled: A Powerful Technique for Single-Cell Analysis, is currently underway in the Boston area and will move throughout the U.S.

•

Access Array Systems unit sales more than doubled when comparing Q2 2011 to Q2 2010. During the quarter, the Company released a target resequencing protocol and reagents utilizing Fluidigm’s bidirectional multiplex chemistry for the Illumina MiSeq, GAII and HiSeq Sequencers. These have been well received by users, enabling them to increase the performance of their targeted resequencing efforts.

•

Publication activity of scientific research using Fluidigm technology continued at a strong pace. During the quarter, 10 peer reviewed papers utilizing Fluidigm technology were featured in top research journals such as Nature and Science.

•

On June 30, 2011, Fluidigm entered into a set of licensing agreements with Life Technologies. The agreements – structured principally around PCR intellectual property – enhance customers’ access to Fluidigm’s new assay offerings while underscoring the value of some of the Company’s non-core intellectual property. The agreements also included a net $3.0 million payment by Fluidigm and settled pending litigation. Following the quarter end, Fluidigm made an additional $2.0 million payment to Life Technologies to exercise an option precluding Life Technologies from initiating patent litigation on its existing patents with respect to Fluidigm’s existing products and equivalent future products, all as of June 30, 2011, against Fluidigm for four years. Royalty payments under the licenses are not expected to be material.

•

During the quarter, Fluidigm entered into an agreement with Caliper Life Sciences providing Fluidigm with a license to Caliper’s existing microfluidic patent portfolio in certain fields, including non-invasive prenatal diagnostics. In addition to an up-front fee, which is subject to adjustment, Fluidigm can exercise a payment option to extend the license into other fields. Royalty payments under the license are not expected to be material.

Financial Outlook

For the full year 2011, year-over-year product revenue growth was projected to be in the range of 27% to 30%, but the Company is now guiding to the top end of that range. Revenue from grants and collaborations is projected to be around $2.0 million.

Conference Call Information

Fluidigm will host a conference call today, August 9, 2011 at 5:30 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its Q2 2011 conference call for investors at: http://investors.fluidigm.com/events.cfm. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 83191809. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information

The Company presents certain financial information in accordance with GAAP and also on a non-GAAP basis. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the Company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under U.S. GAAP. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating anticipated growth in our product markets and current estimates of 2011 revenue growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Reported historical results should not be considered as an indication of future performance. Factors that could materially affect future results include, but are not limited to, risks relating to market acceptance of our products, the potential for quarterly variations in our operating results, our ability to successfully launch new products and applications, competition in our primary markets, variability in our sales cycle, our need to expand our sales, marketing and distribution capabilities and risk associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in our Annual Report on Form 10-K for the year ended December 31, 2010, Fluidigm’s subsequent Quarterly Reports on Form 10-Q and Fluidigm’s other filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

About Fluidigm

Fluidigm (NASDAQ: FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits, or chips, and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems including nine different commercial chips to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies.

For more information, please visit www.fluidigm.com.

“Fluidigm,” the Fluidigm logo, BioMark, Access Array and SNPtype are trademarks or registered trademarks of Fluidigm.

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,129	$5,723
Available-for-sale securities	54,222	—
Accounts receivable, net	10,316	8,100
Inventories	4,850	4,893
Prepaid expenses and other current assets	1,472	2,165

Total current assets	80,989	20,881
Property and equipment, net	2,539	2,328
Other non-current assets	2,127	1,592

Total assets	$85,655	$24,801

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,983	$3,155
Accrued compensation and related benefits	1,666	1,904
Other accrued liabilities	3,014	3,379
Deferred revenue, current portion	1,786	1,336
Long-term debt, current portion	8,310	4,561
Line of credit	—	3,125
Convertible preferred stock warrants	—	1,052

Total current liabilities	17,759	18,512
Long-term debt, net of current portion	4,696	10,139
Other non-current liabilities	895	767

Total liabilities	23,350	29,418
Convertible preferred stock	—	184,550
Total stockholders’ equity (deficit)	62,305	(189,167)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$85,655	$24,801

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Instruments	$6,434	$4,940	$11,391	$9,059
Consumables	3,277	2,529	6,732	4,674

Product revenue	9,711	7,469	18,123	13,733
Collaboration and grant revenue	865	554	1,150	1,006

Total revenue	10,576	8,023	19,273	14,739
Costs and expenses:
Cost of product revenue	2,965	2,900	5,878	5,545
Research and development	3,422	3,447	6,642	6,635
Selling, general and administrative	7,843	5,902	15,285	12,023
Litigation settlement	3,000	—	3,000	—

Total costs and expenses	17,230	12,249	30,805	24,203

Loss from operations	(6,654)	(4,226)	(11,532)	(9,464)
Interest expense	(512)	(555)	(2,272)	(1,080)
Other income (expense), net	42	103	(610)	255

Loss before income taxes	(7,124)	(4,678)	(14,414)	(10,289)
Provision for income taxes	(62)	(141)	(110)	(155)

Net loss	(7,186)	(4,819)	(14,524)	(10,444)
Deemed dividend related to change in conversion rate of Series E convertible preferred stock	—	—	(9,900)	—

Net loss attributed to common stockholders	$(7,186)	$(4,819)	$(24,424)	$(10,444)

Net loss per share attributed to common stockholders, basic and diluted (1)	$(0.36)	$(2.59)	$(1.58)	$(5.61)

Shares used in computing net loss per share attributed to common stockholders, basic and diluted (1)	19,975	1,863	15,464	1,862

(1)	Shares used in computing net loss per share of common stock for the three and six months ended June 30, 2011 include the shares of common stock issued and the effect of conversion of convertible preferred stock upon the initial public offering of the Company’s common stock on February 10, 2011.

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Operating Activities
Net loss	$(14,524)	$(10,444)
Depreciation and amortization	503	632
Stock-based compensation expense	1,328	846
Write-off of debt discount upon note repayment	1,157	—
Other non-cash items, net	840	(86)
Changes in assets and liabilities, net	(2,212)	3,025

Net cash used in operating activities	(12,908)	(6,027)

Investing Activities
Purchases of available-for-sale securities	(57,712)	—
Maturities of available-for-sale securities	3,490	—
Other investing activities	(735)	(527)

Net cash used in investing activities	(54,957)	(527)

Financing Activities
Proceeds from initial public offering, net of issuance costs	76,946	—
Other financing activities	(4,714)	11

Net cash provided by financing activities	72,232	11

Effect of exchange rate changes on cash and cash equivalents	39	10

Net increase (decrease) in cash and cash equivalents	4,406	(6,533)
Cash and cash equivalents at beginning of period	5,723	14,602

Cash and cash equivalents at end of period	$10,129	$8,069

FLUIDIGM CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net loss attributed to common stockholders (GAAP)	$(7,186)	$(4,819)	$(24,424)	$(10,444)
Deemed dividend related to change in conversion rate of Series E convertible preferred stock	—	—	9,900	—
Stock-based compensation expense	538	417	1,328	846
Depreciation and amortization	277	399	625	818
Interest expense	512	555	2,272	1,080
Change in the fair value of convertible preferred stock warrants and related expense, net	—	5	718	(272)
Litigation settlement	3,000	—	3,000	—

Net loss (Non-GAAP)	(2,859)	(3,443)	(6,581)	(7,972)

Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	19,975	1,863	15,464	1,862

Net loss per share - basic and diluted (GAAP)	$(0.36)	$(2.59)	$(1.58)	$(5.61)

Net loss per share - basic and diluted (Non-GAAP)	$(0.14)	$(1.85)	$(0.43)	$(4.28)

(1)	The Company reports non-GAAP results which exclude stock-based compensation expense, depreciation of property and equipment, amortization of long-term debt discount, interest expense related to long-term debt, warrants and write-off of debt discount upon note repayment, remeasurement adjustment for convertible preferred stock warrant fair value, net of gain from expiration of unexercised warrants and litigation settlement.

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CONTACT:

Howard High

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com

William (Bill) Craumer – Investors

Fluidigm Corporation

650.266.6188

bill.craumer@fluidigm.com